Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV DELIVERED OVER $1 BILLION IN GLOBAL ANNUAL REVENUE IN 2022; CLOSED YEAR WITH $984 MILLION IN REVENUE AND 1.445 MILLION SUBSCRIBERS IN NORTH AMERICA

NEW YORK – FEBRUARY 27, 2023 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the fourth quarter and full year ended December 31, 2022, delivering record highs in annual revenue and subscribers across its global business and exceeding previously announced forecasts. Notably, the company surpassed $1 billion in global annual revenue for the first time.

In North America (NA), Fubo achieved $984 million in total revenue (up 55% year-over-year), including $100 million in advertising revenue, and reached 1.445 million subscribers (up 29% year-over-year). Fubo’s fourth quarter revenue in NA was $312.1 million (up 36% year-over-year) while ad revenue was $33.6 million during the quarter (up 30% year-over-year).

In the Rest of World (ROW), the company delivered $7.2 million in revenue and 420,000 total paid subscribers (up 117% year-over-year) during the fourth quarter. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo ended the fourth quarter with $343.2 million in cash, cash equivalents and restricted cash. The company remains confident in its current liquidity position. The company also drove a 1,127 basis points (bps) year-over-year improvement in Net Loss Margin and a 814 basis points (bps) year-over-year improvement in fourth quarter Adjusted EBITDA (AEBITDA) margin for continuing operations1. Additionally, Fubo achieved the most favorable quarterly cash usage since becoming a publicly traded company in October 2020.

Complete fourth quarter and full year 2022 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

1 See “Basis of Presentation – Continuing Operations” below for further detail.

“Fubo’s fourth quarter results represent a strong finish to 2022 and an inflection point for our company supported by two very important milestones: we surpassed $1 billion in total annual revenue and $100 million in ad sales annual revenue for the first time,” said David Gandler, co-founder and CEO, Fubo. “The fourth quarter also marked our lowest level of quarterly cash usage in Fubo’s time as a publicly-traded company and we achieved positive gross profit. Over the course of 2022 we undertook bold measures to position our business for today’s challenging macroeconomic environment. We furthermore believe that Fubo’s model will prove to be resilient, profitable and poised to continue to deliver a truly differentiated consumer experience while providing our media partners with a growing distribution platform.”

“Fubo delivered a record fourth quarter and full year across a number of our key financial and operational metrics,” said Edgar Bronfman Jr., executive chairman, Fubo. “In 2022, we added differentiated content, including Bally Sports’ expansive portfolio of regional sports networks, aimed at driving subscriber growth and doubling-down on our sports-first positioning. We believe our continued subscriber growth gives us real leverage in partner negotiations and we are more closely examining which content aligns with our profitability goals. Additionally, we believe our Unified Platform initiative, which will integrate Molotov’s team and technology, will drive further innovation enabling us to deliver a premium experience that surprises and delights our customers. We remain very excited about the opportunity in front of us.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 125 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing on up to four screens (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

On October 17, 2022, Fubo dissolved its wholly owned subsidiary, Fubo Gaming Inc. In connection with the dissolution of Fubo Gaming, we concurrently ceased operation of Fubo Sportsbook, our business-to-consumer online mobile sportsbook. The results of operations of Fubo Sportsbook, and the assets and liabilities and the operations of our former wagering reportable segment, are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA and Adjusted EBITDA Margin, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following table includes a reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2022	December 31, 2021
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(95,915)	$(95,442)
Depreciation and amortization	8,557	9,998
Stock-based Compensation	9,913	10,115
Other expense	2,530	2,882
Income tax benefit	(516)	(948)
Adjusted EBITDA	(75,431)	(73,395)

Adjusted EBITDA	(75,431)	(73,395)
Divide:
Revenue	319,315	231,077
Adjusted EBITDA Margin	-23.6%	-31.8%

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, market opportunity, our financial condition, our anticipated financial performance, and our expectations regarding profitability. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to Fubo’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks related to diverting management’s attention from Fubo’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to the prior operation and dissolution of our wagering business; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed with the Securities and Exchange Commission (“SEC”), our Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv